Exhibit 10.40

[English Summary]

Fujian Jiaoguang Media Co. Loan Agreement

Borrower/Party A: Fujian Jiaoguang Media Co.
Lender/Party B: Fujian Haixia Bank, Fuzhou Jinshan Branch

Type of loan: Short-term cash flow loan

Amount of loan: RMB 6 million

Purpose of loan: Payment of copyright

Loan period: 1 year, starts from Nov. 4, 2011 to Nov. 4, 2012

Interest: 9.184% per annum

Repayment schedule: Borrower agrees to make lump sum payments on Nov. 4, 2012.

Guaranty: guaranteed by Fujian Jintai Tourism Development Co., Ltd

Jurisdiction:
Laws of China

Dispute:
If there is any dispute between the parties, either party can resolve the dispute by the courts of Fuzhou City.

Date of the Agreement:
Nov. 7, 2011